                              THE BISYS GROUP, INC.

                              Amended and Restated
                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN


     Section 1. PURPOSE. The purpose of The BISYS Group, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of The BISYS Group, Inc., a Delaware corporation (the "Company") and any Subsidiary thereof, and its stockholders by providing an opportunity to selected employees, officers and directors of the Company or any Subsidiary thereof as of the date of the adoption of this Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the common stock of the Company and/or by the granting of rights to purchase the common stock of the Company on a "restricted stock" basis. Under this Plan, a committee of the Board of Directors shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of
Section 422A(b) of the Code, "non qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or "restricted stock" awards.

     Section 2. DEFINITIONS. For purpose of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     2.1. "AWARD" shall mean an award of the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

     2.2. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     2.3. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     2.4. "COMMITTEE" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

     2.5. "COMMON STOCK" shall mean the Common Stock, $.02 par value, of the Company.

     2.6. "EMPLOYEE" shall mean (i) with respect to an ISO, any person including an officer or director of the Company, who, at the time an ISO is granted to such person hereunder, is employed on a full-time basis by the Company or any Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award,
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any person employed by or performing services for the Company or any Subsidiary of the Company, including, without limitation, directors and officers.

     2.7. "ISO" shall mean an Option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in Section 422A(b) of the Code.

     2.8. "NON-QUALIFIED OPTION" shall mean an Option granted to a Participant pursuant to the Plan which is intended to be, and qualifies as, a "non-qualified stock option" as described in Treasury Regulation Section 1.83-7 and which shall not constitute nor be treated as an ISO.

     2.9. "OPTION" shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to this Plan.

     2.10. "PARTICIPANT" shall mean any Employee to whom an Award and/or an Option is granted under this Plan.

     2.11.     "PARENT OF THE COMPANY" shall have the meaning set forth in
Section 425(e) of the Code.

     2.12. "SECTION 162(m)" SHALL MEAN SECTION 162(m) OF THE CODE AND RULES AND REGULATIONS PROMULGATED BY THE INTERNAL REVENUE SERVICE THEREUNDER.

     2.13.     "SUBSIDIARY OF THE COMPANY" shall have the meaning set forth in
Section 425(f) of the Code.

     Section 3. ELIGIBILITY. Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan.
 Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

     Section 4.     COMMON STOCK SUBJECT TO THE PLAN. *

     4.1. The total number of shares of Common Stock for which Options and/or Awards may be granted under this Plan shall not exceed in the aggregate FOUR MILLION EIGHT HUNDRED FORTY-SEVEN THOUSAND FIVE HUNDRED (4,847,500) shares of Common Stock.

     4.2. The shares of Common Stock that may be subject to Options and/or Awards granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and

---------------
     *  Amendments to Section 4.1 set forth on Attachment A.
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now or hereafter held as treasury stock as the Committee may determine.  In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under this Plan. If any shares of Common Stock acquired pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

     4.3. SPECIAL ISO LIMITATIONS.

          (a) The aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all Incentive Stock Option Plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

          (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

     4.4. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

     Section 5.     ADMINISTRATION OF THE PLAN.

     5.1. The Plan shall be administered by a committee (the "Committee") which shall be established by the Board of Directors and shall consist of no less than two persons. All members of the committee shall be BOTH "NON-EMPLOYEE DIRECTORS" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 AND "OUTSIDE DIRECTORS" AS DEFINED FOR PURPOSES OF SECTION 162(M). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

     5.2. (a) OPTIONS. The Committee shall have the sole authority and discretion to grant Options under this Plan and, subject to the limitations set forth in Section 6 hereof, to determine the terms and conditions of all Options, including, without limitation, (i) selecting the Participants who are to be granted Options hereunder; (ii) designating whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option;


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(iii) establishing the number of shares of Common Stock that may be issued under each Option; (iv) determining the time and the conditions subject to which Options may be exercised in whole or in part; (v) determining the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) imposing restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) determining the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) determining the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) establishing a vesting provision for any Option relating to the time (or the circumstance) when the Option may be exercised by a Participant, including vesting provisions which may be contingent upon the Company meeting specified financial goals; (x) accelerating the time when outstanding Options may be exercised, PROVIDED, HOWEVER, that any ISOs shall be "accelerated" within the meaning of Section 425(h) of the Code, and (xi) establishing any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of this Plan.

          (b) AWARDS. The Committee shall have the sole authority and discretion to grant Awards under this Plan and, subject to the limitations set forth in Section 7 hereof, to determine the terms and conditions of all Awards, including without limitation, (i) selecting the Participant who are to be granted Awards hereunder; (ii) determining the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) determining the time or times and the conditions subject to which Awards may be made; (iv) determining the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) establishing transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to an Award shall lapse; (vi) establishing vesting provisions with respect to any shares of Common Stock subject to an Award, including vesting provisions which may be contingent upon the Company meeting specified financial goals; (vii) determining the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) determining the time or times and the conditions subject to


                                       -4-
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 which any shares of Common Stock subject to an Award may be repurchased by the
Company (as well as the terms and conditions of any such repurchase); (ix) determining the circumstances and conditions subject to which a proposed sale of shares of Common Stock subject to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (x) determining the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award); (xi) accelerating the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse or otherwise remove any or all such restrictions; and (xii) establishing any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of this Plan.

     5.3. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

     5.4. The interpretation and construction by the Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

     5.5. Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options and/or Awards under the Plan.

     5.6. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors (or the Committee) shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

     5.7. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS AND/OR AWARDS MAY BE GRANTED TO ANY EMPLOYEE DURING ANY FISCAL YEAR OF THE COMPANY SHALL NOT EXCEED 500,000 SHARES OF COMMON STOCK, LESS THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO WHICH STOCK OPTIONS, RESTRICTED STOCK AWARDS OR STOCK APPRECIATION RIGHTS HAVE BEEN GRANTED TO SUCH EMPLOYEE DURING SUCH FISCAL YEAR UNDER ALL OTHER COMPENSATORY PLANS OF THE COMPANY.


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     Section 6.  TERMS AND CONDITIONS OF OPTIONS.

     6.1. ISOS. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422A of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

     The terms and conditions of each ISO shall include the following:

          (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the fair market value of the shares of Common Stock subject to the ISO on the date the ISO is granted. For purposes of this Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over the-counter market, the fair market value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Board of Directors.

          (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during an Optionee's lifetime, an ISO shall be exercisable only by the Optionee.

          (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including the date on which such ISO shall expire and terminate), PROVIDED, HOWEVER, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted).

Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

          (d) In the event that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. A Participant may use issued and outstanding Common Stock for the payment of taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

          (e) In the sole discretion of the Committee the terms and conditions of any ISO may (but need not) include any of the following provisions:

          (i) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          (ii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Optionee could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          (iii) In the event a Participant shall die while in the full-time employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than such "disability" or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.


     6.2. NON-QUALIFIED OPTIONS. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Option will be such that each Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422A of the Code and will be a "non-qualified stock option" for federal income tax purposes. The terms and conditions need not be identical to those of any other Option granted hereunder.

     The terms and conditions of each Non-Qualified Option Agreement shall include the following:

          (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

          (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

          (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

          (d) In the event that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

     Section 7.     TERMS AND CONDITIONS OF AWARDS.

     The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

     The terms and conditions of each Award shall include the following:

          (a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Award on the date the Award is granted.

          (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

          (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restrictions imposed on such Stock and such other matters as the Committee may determine.

          (d) In the event that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee its sole discretion.

     Section 8. ADJUSTMENTS. (a) In the event that after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), PROVIDED, HOWEVER, that the limitations of Section 425 of the Code shall apply with respect to adjustments made to IS0s; (ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested (and the purchase price per share), and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under this Plan, as set forth in Section
4.1 hereof, and such adjustments shall be effective and binding for all purposes of this Plan.

          (b) Notwithstanding the foregoing, in the event of any offer to holders of the Company's Common stock generally relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding Options and Awards including, without limitation, the revision or cancellation of any outstanding Options and/or Awards. Any such determination by the Committee shall be effective and binding for all purposes of this Plan.

     Section 9.     EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP.

     Neither this Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or the service of the Company or any Subsidiary as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

     Section 10. AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan from time to time as it deems desirable; PROVIDED, HOWEVER, that, without the approval of the holders of a majority of the outstanding stock of the Company entitled to vote thereon at a meeting, the Board of Directors may not amend the Plan (i) to increase MATERIALLY THE BENEFITS ACCRUING TO PARTICIPANTS UNDER THE PLAN, (ii) to increase MATERIALLY (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder OR
(iii) TO MODIFY MATERIALLY THE REQUIREMENTS AS TO ELIGIBILITY FOR PARTICIPATION IN THE PLAN.

     Section 11. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

     Section 12. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective as of September 20, 1989, the date on which the Plan was adopted by the Board of Directors of the Company and approved by the written consent of holders of a majority of the outstanding common stock of the Company.


                                  *  *  *  *  *

                                                                    ATTACHMENT A



                            AMENDMENTS TO SECTION 4.1




1. On November 12, 1992 the Stockholders approved, at the Annual Meeting, an additional 800,000 shares of Common Stock for a total number of shares of Common Stock for which Options and/or Awards may be granted under this Plan not to exceed, in the aggregate, 2,497,500.

2. On November 9, 1993 the Stockholders approved, at the Annual Meeting, an additional 800,000 shares of Common Stock for a total number of shares of Common Stock for which Options and/or Awards may be granted under this Plan not to exceed, in the aggregate, 3,297,500.

3. On November 15, 1994 the Stockholders approved, at the Annual Meeting, an additional 600,000 shares of Common Stock for a total number of shares of Common Stock for which Options and/or Awards may be granted under this Plan not to exceed, in the aggregate, 3,897,500.

4. On March 29, 1995 the Stockholders approved, at a Special Meeting, an additional 950,000 shares of Common Stock for a total number of shares of Common Stock for which Options and/or Awards may be granted under this Plan not to exceed, in the aggregate, 4,847,500.